Exhibit 99.1
Coupa Software Reports First Quarter Fiscal 2023 Financial Results
•Record Quarterly Subscription Revenues of $178 Million, 27% Year-Over-Year Growth
•Record Quarterly Revenues of $196 Million, 18% Year-Over-Year Growth
•Quarterly Calculated Billings of $188 Million, 26% Year-Over-Year Growth
•Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $50 Million and $46 Million, Respectively
SAN MATEO, Calif., June 6, 2022 — Coupa Software (NASDAQ: COUP) today announced financial results for its first fiscal quarter ended April 30, 2022.

“We began the fiscal year strong by delivering record quarterly total revenue and subscription revenue, and also yielding over 20% operating cash flow and adjusted free cash flow margins,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “Company leaders continue to recognize the importance and value of back office transformation. Our comprehensive platform acts as a single source of truth to provide our customers with the data and insights necessary to maximize every dollar of business spend.”
First Quarter Results:

•Total revenues were $196.4 million, an increase of 18% compared to the same period last year. Subscription revenues were $178.5 million, an increase of 27% compared to the same period last year.
•GAAP operating loss was $71.3 million, compared to $73.9 million for the same period last year. Non-GAAP operating income was $13.8 million, compared to $7.0 million for the same period last year.
•GAAP net loss attributable to Coupa Software Incorporated was $81.5 million, compared to $100.4 million for the same period last year. GAAP net loss per basic and diluted share attributable to Coupa Software Incorporated was $1.08, compared to $1.38 for the same period last year. Non-GAAP net income attributable to Coupa Software Incorporated was $5.5 million, compared to $5.0 million for the same period last year. Non-GAAP net income per diluted share attributable to Coupa Software Incorporated was $0.08, compared to $0.07 for the same period last year.
•Operating cash flows and adjusted free cash flows were $49.7 million and $45.6 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP financial measures used by Coupa.
Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of June 6, 2022.
Second quarter of fiscal 2023:
•Total revenues are expected to be $202.0 to $205.0 million.
•Subscription revenues are expected to be $185.0 to $188.0 million.
•Professional services and other revenues are expected to be approximately $17.0 million.
•Non-GAAP income from operations is expected to be $9.0 to $12.0 million.

•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.07 to $0.10 per share.
•Diluted weighted average share count is expected to be approximately 87.5 million shares.
Full year fiscal 2023:
•Total revenues are expected to be $838.0 to $843.0 million.
•Subscription revenues are expected to be $762.0 to $767.0 million.
•Professional services and other revenues are expected to be approximately $76.0 million.
•Non-GAAP income from operations is expected to be $36.0 to $41.0 million.
•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.21 to $0.27 per share.
•Diluted weighted average share count is expected to be approximately 88.5 million shares.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations, or non-GAAP net income per diluted share attributable to Coupa Software Incorporated to GAAP net loss per share attributable to Coupa Software Incorporated because certain items are excluded from non-GAAP income from operations and non-GAAP net income per diluted share attributable to Coupa Software Incorporated cannot be reasonably calculated or predicted at this time. Such exclusions consist of, charges related to stock-based compensation, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, gain or loss on non-marketable investments, the adjustment attributable to redeemable non-controlling interests, non-recurring income tax adjustments, and income tax effects. The effect of these items may be significant.
Recent Business Highlights:

•Welcomed many new customers into the Coupa community in Q1, including the following: African Rainbow Minerals, Americanas S.A, Andover Properties, Arvinas, Asplundh Tree Expert Co, Atlantis The Palm, Aware Super, Biohaven Pharmaceuticals, BITSO, Bluepeak, Bone Dry Roofing, Inc., Brasil Telecom Comunicação Multimídia S.A., Contentful Inc., Coursera, Denka Chemicals Holdings Asia Pacific Private Limited, Digital Charging Solutions GmbH, DPDgroup International Services GmbH, Epta Italy, Escape Bio, Evergreen North America Industrial Services, Evernex, flyExclusive, Global Life Sciences Solutions USA LLC, Gunnebo Nordic AB, Harmony Biosciences, Heartland Generation Ltd, HF Sinclair, HIPUS Co.,Ltd., ID VERDE, Inland Technologies, Kepler Weber S.A., Keystone Academy, Lifelong Medical Care, LightEdge Solutions, Medicines Discovery Catapult, Molecular Assemblies, Inc., Multi-Agency Alliance for Children, Pathways Health and Community Support LLC, PaySafe Group Limited, Pfisterer Holding AG, Pipe Creek Construction, Principal Life Insurance, Reconomy (UK) Limited, Royal Caribbean Cruises Ltd, Salsify, Inc., Silver Bay Seafoods, Simon Property Group, Inc., Specialty Dental Brands, Speedcast Americas, Inc., SSR Mining Inc., Standard Profil Automotive GmbH, Tectonic Therapeutic, Inc., TeleSign, Tonix Pharmaceuticals Holding Corp., Ultradent Products, Wabtec Corporation, Ziegler Holding GmbH, and ZimVie Netherlands Holding B.V.
•Named Customers' Choice for Procure-to-Pay Suites in Gartner's Peer Insights report
•Named a Leader in The Forrester Wave: Supplier Value Management Platforms, Q1 2022 report
•Named a Challenger in the 2022 Gartner Magic Quadrant for Supply Chain Planning Solutions
•Achieved FedRAMP Moderate authorization to help government agencies maximize the impact of every dollar they spend
•Hosted its annual BSM community conference Inspire, in both North America and EMEA, welcoming a record number of attendees and awarding its Spendsetters to recognize leaders revolutionizing BSM. Awarded companies include ADM, AstraZeneca, Farfetch, Grupo Bafar, Mars Vet Health, Mastercard, Primetals, REI, Saga, Saint-Gobain, Sonoco, Tearfund, World Vision, and Zurich
•Launched new innovations to help companies modernize back office functions and accelerate ESG programs, including new solutions for Scope 3 emissions tracking, bid price insights, and supply chain financing

•Launched a multi-year brand partnership with the New York Yankees that will showcase Coupa throughout the fan experience
•Recognized as a finalist to Fast Company's 2022 World Changing Ideas list
•Recognized as one of the Best Workplaces in Tech in Ireland by Great Place to Work
•Partnered with HBCU Connect to support hiring more diverse candidates and accelerate DEI programs
•Published its 2022 BSM Benchmark Report, detailing 20 community-powered KPIs for best in-class business spend management programs
Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income attributable to Coupa Software Incorporated, non-GAAP net income per basic and diluted share attributable to Coupa Software Incorporated, adjusted free cash flows and adjusted free cash flows margin. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating income and non-GAAP net income attributable to Coupa Software Incorporated exclude certain items from the corresponding GAAP measures, including: stock-based compensation, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, gain or loss on non-marketable investments, the adjustment attributable to redeemable non-controlling interests, non-recurring income tax adjustments, and income tax effects, and prior to the adoption of ASU 2020-06 on February 1, 2022, amortization of debt discount costs. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share attributable to Coupa Software Incorporated reflects the anti-dilutive impact of the if-converted method related to the convertible notes, if any.
Beginning in the three months ended April 30, 2022, we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of stock-based compensation, amortization of acquired intangible assets, and amortization of debt issuance costs. The projected rate considers other factors such as our current operating structure, and existing tax positions in various jurisdictions. Additionally, due to historic profitability on a non-GAAP basis, there are no valuation allowances recorded against the non-GAAP deferred tax assets globally. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events, based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, and prior to the adoption of ASU 2020-06 on February 1, 2022, plus repayments of convertible senior notes attributable to debt discount, plus one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination. Coupa has the ability to settle obligations related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election. Adjusted free cash flow margin is defined as adjusted free cash flows divided by total revenues.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.
Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, cash flows, liquidity and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: Coupa is subject to macroeconomic uncertainties driven by the war in Ukraine, inflation and the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; Coupa may not be able to manage its recent rapid growth effectively; risks related to past and future business acquisitions, including their integration with Coupa’s existing business model, operations and culture; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; Coupa may not be successful in expanding its sales efforts or developing widespread brand awareness in a cost-effective manner; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2022, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of June 6, 2022. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Ravin Bramhe
ir@coupa.com

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,

	2022	2021
Revenues:
Subscription	$178,470	$140,104
Professional services and other	17,901	26,825
Total revenues	196,371	166,929
Cost of revenues:
Subscription	58,129	51,025
Professional services and other	22,699	28,702
Total cost of revenues	80,828	79,727
Gross profit	115,543	87,202
Operating expenses:
Research and development	43,710	43,837
Sales and marketing	100,953	77,843
General and administrative	42,138	39,377
Total operating expenses	186,801	161,057
Loss from operations	(71,258)	(73,855)
Interest expense	(3,476)	(29,103)
Other income (expense), net	(3,716)	535
Loss before provision for (benefit from) income taxes	(78,450)	(102,423)
Provision for (benefit from) income taxes	2,751	(2,066)
Net loss	(81,201)	(100,357)
Net loss attributable to redeemable non-controlling interests	(204)	—
Adjustment attributable to redeemable non-controlling interests	476	—
Net loss attributable to Coupa Software Incorporated	$(81,473)	$(100,357)
Net loss per share, basic and diluted, attributable to Coupa Software Incorporated	$(1.08)	$(1.38)
Weighted-average number of shares used in computing net loss per share, basic and diluted	75,183	72,865

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$493,889	$506,459
Marketable securities	292,321	223,032
Accounts receivable, net of allowances	186,625	226,191
Prepaid expenses and other current assets	41,301	38,270
Deferred commissions, current portion	21,722	21,096
Total current assets	1,035,858	1,015,048
Property and equipment, net	31,333	30,576
Deferred commissions, net of current portion	48,062	48,562
Goodwill	1,514,550	1,514,550
Intangible assets, net	477,955	510,663
Operating lease right-of-use assets	39,501	42,659
Other assets	28,736	31,121
Total assets	$3,175,995	$3,193,179
Liabilities, Redeemable Non-Controlling Interests, and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,835	$4,610
Accrued expenses and other current liabilities	87,989	79,160
Deferred revenue, current portion	460,862	468,783
Current portion of convertible senior notes, net	1,744	1,639
Operating lease liabilities, current portion	12,896	12,760
Total current liabilities	571,326	566,952
Convertible senior notes, net	2,157,855	1,614,257
Deferred revenue, net of current portion	22,070	22,655
Operating lease liabilities, net of current portion	27,525	31,172
Other liabilities	46,774	52,481
Total liabilities	2,825,550	2,287,517
Redeemable non-controlling interests	14,164	12,084
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	1,102,962	1,778,840
Accumulated other comprehensive income	7,635	9,643
Accumulated deficit	(774,323)	(894,912)
Total stockholders’ equity	336,281	893,578
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$3,175,995	$3,193,179

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,

	2022	2021
Cash flows from operating activities
Net loss attributable to Coupa Software Incorporated	$(81,473)	$(100,357)
Net loss and adjustment attributable to redeemable non-controlling interests	272	—
Net loss	(81,201)	(100,357)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,242	36,539
Amortization (accretion) of premium (discount) on marketable securities, net	(419)	326
Amortization of deferred commissions	5,555	4,213
Amortization of debt discount and issuance costs	1,765	27,390
Stock-based compensation	52,392	47,292
Loss on conversion of convertible senior notes	—	129
Repayments of convertible senior notes attributable to debt discount	—	(516)
Other	(1,779)	(1,586)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	39,634	47,750
Prepaid expenses and other current assets	(2,525)	(7,011)
Other assets	5,461	4,836
Deferred commissions	(5,749)	(4,706)
Accounts payable	3,411	2,799
Accrued expenses and other liabilities	5,217	(5,872)
Deferred revenue	(8,262)	(19,144)
Net cash provided by operating activities	49,742	32,082
Cash flows from investing activities
Purchases of marketable securities	(113,593)	(48,787)
Maturities of marketable securities	38,760	41,013
Sales of marketable securities	4,597	52,643
Acquisitions, net of cash acquired	—	(45,095)
Purchases of other investments	—	(2,500)
Purchases of property and equipment	(4,113)	(2,754)
Net cash used in investing activities	(74,349)	(5,480)
Cash flows from financing activities
Investment from redeemable non-controlling interests	2,111	2,223
Repayments of convertible senior notes	—	(2,439)
Proceeds from the exercise of common stock options	693	2,261
Proceeds from issuance of common stock for employee stock purchase plan	9,973	10,477
Net cash provided by financing activities	12,777	12,522
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(864)	(13)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(12,694)	39,111
Cash, cash equivalents, and restricted cash at beginning of year	510,339	327,589
Cash, cash equivalents, and restricted cash at end of period	$497,645	$366,700
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$493,889	$362,509
Restricted cash included in other assets	3,756	4,191
Total cash, cash equivalents, and restricted cash	$497,645	$366,700

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2022
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Other (2)	Income Tax Effects and Adjustments (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$58,129	$(4,514)	$(18,023)	$—	$—	$—	$35,592
Costs of professional services and other	22,699	(4,852)	(1,938)	—	—	—	15,909
Gross profit	58.8%	4.8%	10.2%	0.0%	0.0%	0.0%	73.8%

Research and development	43,710	(12,766)	—	—	—	—	30,944
Sales and marketing	100,953	(15,934)	(12,746)	—	—	—	72,273
General and administrative	42,138	(14,326)	—	—	—	—	27,812
Income (loss) from operations	(71,258)	52,392	32,707	—	—	—	13,841
Operating margin	(36.3)%	26.7%	16.7%	0.0%	0.0%	0.0%	7.0%

Interest expense	(3,476)	—	—	1,765	—	—	(1,711)
Other income (expense), net	(3,716)	—	—	—	(1,288)	—	(5,004)
Income (loss) before provision for (benefit from) income taxes	(78,450)	52,392	32,707	1,765	(1,288)	—	7,126
Provision for (benefit from) income taxes	2,751	—	—	—	—	(926)	1,825
Net income (loss)	(81,201)	52,392	32,707	1,765	(1,288)	926	5,301
Net loss attributable to non-controlling interests	(204)	—	—	—	—	—	(204)
Adjustment attributable to non-controlling interests	476	—	—	—	476	—	—
Net income (loss) attributable to Coupa Software Incorporated	(81,473)	52,392	32,707	1,765	(812)	926	5,505

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.08)						$0.07
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.08)						$0.08
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 75,183 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 75,183 basic and 86,460 diluted weighted-average shares of common stock. As a result of our adoption of ASU 2020-06 on February 1, 2022, the company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to Coupa Software Incorporated related to the convertible notes, which was anti-dilutive for the three months ended April 30, 2022. Approximately 9,738 shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $1.1 million for after-tax interest expense savings related to our convertible notes.
(2)Other consists of a gain on non-marketable investments and an adjustment attributable to redeemable non-controlling interests to its redemption amount.
(3)During the three months ended April 30, 2022, the company utilized a long-term projected tax rate in the computation of the non-GAAP provision for income taxes to provide better consistency across the interim reporting periods.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Non-GAAP
Costs and expenses:
Costs of subscription	$51,025	$(3,305)	$(13,886)	$—	$—	$33,834
Costs of professional services and other	28,702	(3,898)	(6,522)	—	—	18,282
Gross profit	52.2%	4.3%	12.2%	0.0%	0.0%	68.8%

Research and development	43,837	(10,663)	—	—	—	33,174
Sales and marketing	77,843	(11,221)	(13,132)	—	—	53,490
General and administrative	39,377	(18,205)	—	—	—	21,172
Income (loss) from operations	(73,855)	47,292	33,540	—	—	6,977
Operating margin	(44.2)%	28.3%	20.1%	0.0%	0.0%	4.2%

Interest expense	(29,103)	—	—	27,390	—	(1,713)
Other income (expense), net	535	—	—	—	129	664
Income (loss) before provision for (benefit from) income taxes	(102,423)	47,292	33,540	27,390	129	5,928
Provision for (benefit from) income taxes	(2,066)	1,048	1,929	—	—	911
Net income (loss) attributable to Coupa Software Incorporated	(100,357)	46,244	31,611	27,390	129	5,017

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.38)					$0.07
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.38)					$0.07
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 72,865 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 72,865 basic and 76,759 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows and Adjusted Free Cash Flows Margin
(A Non-GAAP Financial Measure)
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$49,742	$32,082
Less: purchases of property and equipment	(4,113)	(2,754)
Add: repayments of convertible senior notes attributable to debt discount	—	516
Adjusted free cash flows	45,629	29,844
Divided by: total revenues	$196,371	$166,929
Adjusted free cash flows margin	23.2%	17.9%

	Trailing Twelve Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$185,750	$94,876
Less: purchases of property and equipment	(15,212)	(10,647)
Add: repayments of convertible senior notes attributable to debt discount	821	17,321
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	—	19,428
Adjusted free cash flows	171,359	120,978
Divided by: total revenues	$754,731	$589,358
Adjusted free cash flows margin	22.7%	20.5%